Exhibit 10.4.3
BLUE NILE, INC.
STOCK OPTION GRANT NOTICE - EMPLOYEE
(2004 EQUITY INCENTIVE PLAN)

Blue Nile, Inc. (the “Company”), pursuant to the Company's 2004 Equity Incentive Plan (the “Plan”), hereby awards to Optionholder an option to purchase the number of shares of the Company's Common Stock set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Stock Option Grant Notice (the “Notice”), the 2004 Equity Incentive Plan (the “Plan”), the Stock Option Agreement (the “Award Agreement”), and the Company's Trading Policy, each of which are incorporated herein in its entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Award Agreement will have the same definitions as in the Plan or the Award Agreement. In the event of any conflict between the terms of the Award and the Plan, the terms of the Plan will control.

Optionholder:
Date of Grant:
Type of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:
Grant #:

Exercise Schedule:    Same as Vesting Schedule
Vesting Schedule: Subject to Optionholder's Continuous Service with the Company through each such vesting date, the Award shall vest

•	25% of the Award shall vest on the one year anniversary of the Vesting Commencement Date, and

•	the remaining 75% will vest in equal installments every three (3) months over the next 36 months.

Payment:     By one or a combination of the following items (described in the Stock Option Agreement):
- By cash or check
- Pursuant to a Regulation T Program if the Shares are publicly traded
- By delivery of already-owned shares if the Shares are publicly traded

Additional Terms/Acknowledgements: Optionholder's signature below or online acceptance (if applicable) indicates that Optionholder has read and agree to be bound by the terms of this Notice, the Award Agreement, the Plan, and the Company's Trading Policy. Optionholder further agrees that as of the Date of Grant, this Notice, Award Agreement, the Plan, and the Company's Trading Policy, set forth the entire understanding between Optionholder and the Company regarding the Award and supersede all prior oral and written agreements on the terms of the Award, with the exception of (i) awards previously granted and delivered to Optionholder under the Plan, and (ii) if applicable to Optionholder, (A) the terms of any written offer letter or employment agreement entered into between the Company and Optionholder that specifically provides for accelerated vesting of compensatory equity awards, (B) the terms of any applicable Company change of control severance plan, and (C) any required compensation recovery provisions under applicable laws or regulations. By accepting this Award, Optionholder consents to receive documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

BLUE NILE, INC.	PARTICIPANT
By:
Signature	Signature

Title:	Date:

Date:

The Stock Option Agreement; the 2004 Equity Incentive Plan; the 2004 Equity Incentive Plan Prospectus; the Trading Policy; and our most recent Annual Report and Proxy Statement for the Annual Meeting of Stockholders are located in the Human Resources section of Blue Nile's Intranet. Optionholder may also request a hard copy of any of these documents from the Human Resources Department.